UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (IRS Employer Identification No.)

100 E. Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

As previously disclosed, on April 21, 2026, NHC/OP, L.P., a Delaware limited partnership (the “Purchaser”) and a wholly-owned subsidiary of National HealthCare Corporation (“NHC”), on behalf of itself and its affiliates identified in the Purchase Agreement, each of which is a wholly-owned subsidiary of NHC (collectively, together with the Purchaser, “we,” “us,” or “our”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with National Health Investors, Inc. (“NHI”), a publicly-traded real estate investment trust, on behalf of itself and its affiliates identified in the Purchase Agreement (collectively, together with NHI, the “Seller Parties”), to purchase from the Seller Parties the land, facilities, and improvements, including 32 skilled nursing facilities and three independent living facilities (collectively, the “Property,” and with respect to the 35 facilities, the “Facilities”), currently leased by us, as tenant, from the Seller Parties, as landlord, under a Master Agreement to Lease dated October 17, 1991, as amended, and those single Facility leases executed by the parties (collectively, the “Master Lease”). The purchase and sale of the Property and other transactions contemplated by the Purchase Agreement are referred to herein as the “Transaction.”

As also previously disclosed, on May 26, 2026, NHC entered into a Credit Agreement (the “Credit Agreement”) among NHC, as borrower, certain subsidiaries of NHC, as the guarantors (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A. (“Bank of America”), as administrative agent, swingline lender and issuer of letters of credit. The initial funding under the Credit Agreement was conditioned upon, among other things, and was contemplated to occur on the same date as the consummation of the Transaction.

On July 1, 2026 (the “Closing Date”), the Transaction was consummated in accordance with the Purchase Agreement. Pursuant to the Purchase Agreement, the purchase price paid by us to the Seller Parties was $560 million in cash (the “Purchase Price”). The Purchase Price was funded by borrowings under the Credit Agreement, as amended, and cash on hand.

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2026, NHC entered into a first amendment to the Credit Agreement (the “First Amendment”) among NHC, the Guarantors, the Lenders, and Bank of America, as administrative agent. The First Amendment increased the senior unsecured revolving credit facility under the Credit Agreement from $50 million to $75 million. The First Amendment did not modify the other terms and conditions of the Credit Agreement described in NHC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2026 (the “May 27th Current Report”). The Credit Agreement as amended by the First Amendment is hereinafter referred to as the “Credit Agreement.”

On the Closing Date, contemporaneously with the consummation of the Transaction, we and the Seller Parties entered into a Partial Master Lease Termination Agreement and Partial Assignment and Assumption of Master Lease (the “Master Lease Termination Agreement”), in substantially the form previously filed as an exhibit to NHC’s Current Report on Form 8-K filed with the SEC on April 21, 2026 (the “April 21st Current Report”). Pursuant to the Master Lease Termination Agreement (i) the Master Lease was terminated with respect to all of the Facilities other than the four skilled nursing facilities located in Florida (the “Florida Facilities”), which are subleased to a third-party operator, and (ii) the Seller Parties assigned to a wholly-owned subsidiary of NHC, and such NHC subsidiary assumed, the Master Lease with respect to the Florida Facilities.

The information set forth in Item 1.01 of the May 27th Current Report and Item 1.01 of the April 21st Current Report is incorporated by reference into this Item 1.01 to the extent such information is responsive to the disclosure requirements of Item 1.01 of Current Report on Form 8-K.

The foregoing summary descriptions of the terms of the First Amendment and the Master Lease Termination Agreement are qualified in their entirety by the full text of the First Amendment and the Master Lease Termination Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2 to this report and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report, Item 1.01 of the April 21st Current Report, and Item 1.01 of the May 27th Current Report is incorporated by reference into this Item 1.02 to the extent such information is responsive to the disclosure requirements of Item 1.02 of Current Report on Form 8-K.

On the Closing Date, as contemplated by the Credit Agreement, NHC terminated all commitments to lend under that existing Credit Agreement dated as of August 1, 2024 (the “Existing Credit Agreement”) among NHC, as borrower, certain of NHC’s subsidiaries, as guarantors, and Bank of America. As of immediately prior to such termination, there were no outstanding borrowings or other amounts due under the Existing Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note to this report and in Item 1.01 of the April 21st Current Report is incorporated by reference into this Item 2.01 to the extent such information is responsive to the disclosure requirements of Item 2.01 of Current Report on Form 8-K. The Purchase Price was determined through arms’ length negotiations between our management and NHI management, and the Transaction was unanimously approved by the disinterested directors (as that term is used in Section 144 of the Delaware General Corporation Law) of NHC.

The summary description of the terms of the Purchase Agreement and the Transaction provided in this report and in Item 1.01 of the April 21st Current Report does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the April 21st Current Report and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note of this report, Item 1.01 of this report, and Item 1.01 of the May 27th Current Report is incorporated by reference into this Item 2.03 to the extent such information is responsive to the disclosure requirements of Item 2.03 of Current Report on Form 8-K.

On the Closing Date, pursuant to the terms of the Credit Agreement, NHC drew down the entire $475 million under the senior unsecured term loan facility and $55 million under the senior unsecured revolving credit facility to pay a portion of the Purchase Price and other fees and expenses related to the Transaction.

The summary description of the terms of the Credit Agreement and NHC’s financial obligations under the Credit Agreement provided in this report and in Item 1.01 of the May 27th Current Report does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the May 27th Current Report and a copy of the First Amendment is filed as Exhibit 10.1 to this report, and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 1, 2026, NHC issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01, including in Exhibit 99.1 to this report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and such information shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation by reference language in any such filing, except as NHC expressly sets forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*
First Amendment to Credit Agreement, dated as of June 29, 2026, among National HealthCare Corporation, as the borrower, certain subsidiaries of the borrower identified therein, as the guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

10.2
Partial Master Lease Termination Agreement and Partial Assignment and Assumption of Master Lease by and among National Health Investors, Inc. and NHC/OP, L.P. and certain of their respective affiliates named therein.

99.1	Press release issued by National HealthCare Corporation on July 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. NHC agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026

NATIONAL HEALTHCARE CORPORATION

By:	/s/Stephen F. Flatt
Name:	Stephen F. Flatt
Title:	President and Chief Executive Officer